As filed with the Securities and Exchange Commission on November 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VYLOR INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2930124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7100 NW 62nd Avenue

Johnston, Iowa 50131

(515) 535-3200

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vylor Inc. Global Omnibus Employee Stock Purchase Plan

(Full Title of the Plans)

Michael Roe

Vice President, Deputy General Counsel and Assistant Secretary

Vylor Inc.

1000 N. West Street, Suite 900

Wilmington, Delaware 19801

(844) 895-6747

(Name, address, including zip code, and telephone number, including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Vylor Inc. (the “Company,” “we,” “our” or “us”) to register 5,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company which have been reserved for issuance under the Vylor Inc. Global Omnibus Employee Stock Purchase Plan (the “ESPP”). The ESPP is being implemented in connection with the spin-off of the Company from Corteva, Inc., which was completed on October 1, 2026 through a pro rata distribution of all of the then-outstanding shares of Common Stock to Corteva, Inc. stockholders.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participating employees as specified by Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof (except for any portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission):

(a)	The Company’s Registration Statement on Form 10 filed on September 21, 2026 (File No. 001-43376) (the “Form 10”).

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, filed with the Commission on November 12, 2026.

(c)

The Company’s Current Reports on Form 8-K filed with the Commission on September  25, 2026, September  25, 2026, September 30, 2026, October  1, 2026, October 1, 2026, October  1, 2026, October 5, 2026, October  7, 2026, October 7, 2026, October  13, 2026, and November 12, 2026.

(d)

The description of the Company’s Common Stock included in the Information Statement filed as Exhibit 99.1 of the Form 10, under the heading “Description of Our Capital Stock,” including any amendments or reports filed for purposes of updating such description.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (unless expressly incorporated into this Registration Statement, any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission subsequent to the date hereof shall not be incorporated by reference into this Registration Statement).

Any statement contained in a document which is incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference in this Registration Statement or in any document that the Company files after the date of this Registration Statement that also is incorporated by reference in this Registration Statement modifies or supersedes the prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

The Common Stock is registered under Section 12(b) of the Exchange Act.

Item 5. Interest of Named Experts and Counsel.

The validity of the issuance of the Common Stock offered hereby has been passed upon by Michael Roe, Vice President, Deputy General Counsel and Assistant Secretary. Mr. Roe is the Assistant Secretary of the Company, an officer and employee of its wholly-owned subsidiary, Pioneer Hi-Bred International, Inc., and a director and/or officer of certain other wholly-owned subsidiaries of the Company.

Item 6. Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duty as directors or officers, to the full extent permitted by the DGCL, and our amended and restated certificate of incorporation includes such an exculpation provision

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

Our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of our directors and officers to the fullest extent permitted by the DGCL. In addition, we maintain liability insurance for our directors and officers.

A copy of the Company’s amended and restated certificate of incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference, and a copy of the Company’s amended and restated bylaws is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

Item 9. Undertakings.

a.	The Company hereby undertakes:

(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

iii.

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

b.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Vylor Inc. (incorporated by reference to Exhibit No. 3.1 to the Company’s Current Report on Form 8-K filed with the Commission October 5, 2026).

3.2	Amended and Restated Bylaws of Vylor Inc. (incorporated by reference to Exhibit No. 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 5, 2026).

4.1	Vylor Inc. Global Omnibus Employee Stock Purchase Plan (incorporated by reference to Exhibit No. 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 7, 2026).

5.1*	Opinion of Counsel.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Counsel (included in Exhibit 5.1 hereto).

24*	Powers of Attorney.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johnston, Iowa on November 12, 2026.

VYLOR INC.

By:	/s/ David P. Johnson
	Name:	David P. Johnson
	Title:	Chief Financial Officer

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POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Charles V. Magro, David P. Johnson and Michael Roe as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date
/s/ Charles V. Magro	Chief Executive Officer and Director	November 12, 2026
Charles V. Magro	(principal executive officer)

/s/ David P. Johnson	Executive Vice President and Chief Financial Officer	November 12, 2026
David P. Johnson	(principal financial officer)

/s/ Colleen P. Hopper	Vice President, Corporate Finance & Accounting Officer	November 12, 2026
Colleen P. Hopper	(principal accounting officer)

*	Non-Executive Chairman of the	November 12, 2026
Karen H. Grimes	Board of Directors and Director

*	Director	November 12, 2026
Victor Aguilar

*	Director	November 12, 2026
Rajesh Kalathur

*	Director	November 12, 2026
Marcos M. Lutz

*	Director	November 12, 2026
Johannes J. Oosthuizen

*	Director	November 12, 2026
Kerry J. Preete

*	Pursuant to Power of Attorney

/s/ David P. Johnson
Attorney-in-fact

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